                                                                  Exhibit (m)(2)


ILLUSTRATION SAMPLE CALCULATION - CORPEXEC VUL III



Illustrated contractowner:



          Male Issue Age 45 Nonsmoker, Face Amount $1,000,000, Death Benefit Option 1, $21,000 planned annual premium paid annually on the policy anniversary for 21 years.



Current Cost of Insurance Rates
Hypothetical Gross Annual Investment Return = 10%
Assumed Asset Charges* = 0.83%



POLICY VALUE



POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X (NET INVESTMENT FACTOR)



DERIVATION OF ANNUAL SUB-ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN



          Net Sub-Account Rate of Return = 9.09% = rounddown( [(1 + Gross Sub-Account Rate of Return)/\(1/365) - Assumed Asset Charges/365]/\365
          - 1, 4)



          = rounddown( [(1.10)/\(1/365) - (0.0083/365)]/\365 - 1, 4) = 9.09%



          * Asset charges vary by sub-account: Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contractowner's allocation of premium and policy value between the available sub-accounts. Asset charges represent investment advisory fees and other expenses paid by the portfolios.



HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE



POLICY VALUE



Net Premium = Gross Premium - Premium Expense Charge



     In the fifth policy year, the Premium Expense Charge equals 9% of the lesser of Gross Premium or Target Premium, plus 3.00% of any excess Gross Premium above the Target Premium.



Monthly Deduction = COI Deduction + M&E Charge + Monthly Contract Charge



     For example, on the fifth policy anniversary for a Male Nonsmoker, issue age 45:



          Beginning of Year 5 Policy Value = $88,381.64



          Target Premium = $47,950.00



          NET PREMIUM = $21,000.00 x (1 - 0.09) = $19,110.00



          M&E CHARGE = (Monthly M&E Charge) x (Policy Value)



               -    Monthly M&E Charge = 3.75 bps



               - Policy Value = End of year 4 Policy Value + Net Premium Received = $88,381.64 + $19,110.00 = $107,491.64



               -    M&E Charge = (0.000375) x (107,491.64) = $40.31



          MONTHLY CONTRACT CHARGE = Currently, $5.00 per month ($9.00 per month guaranteed maximum)

     COI CHARGE = (Death Benefit / 1.00327374 - Policy Value after Net Premium, M&E Charge, and Monthly Contract Charge - Deferred Premium Load Account Value) x Monthly COI Rate



          -    The current Monthly COI Rate = 0.000149



          -    The illustrated Death Benefit = $ 1,000,000



          - Year 5 Policy Value after Net Premium, M&E Charge, and Monthly Contract Charge = $88,381.64 + $19,110.00 - $ 40.31 - $5.00 =
               $107,446.33



          -    Deferred Premium Load Account Value = (a) - (b) + (c) = $5,532.34
               - $115.07 + $1,850.69 = $7,267.96, where



               (a) Value of the Deferred Premium Load Account as of the prior monthly deduction day = End of Year 4 Deferred Premium Load Account Value = $5,532.34



               (b) The amount of Deferred Premium Load Account amortized = (percentage amortized at the end of Year 4) x (End of Year 4 Deferred Premium Load Account Value) = (1-0.9792) x ($5,532.34) = $115.07



               (c) The percentage of the cumulative Premium Expense Charge collected since the last monthly deduction day = (1 - cumulative amortization percentage at the end of year 4) x (Premium Expense Charge since last monthly deduction day) = (0.9792) x (0.09) x ($21,000.00) = $1,850.69



          -    COI Charge = [($1,000,000/1.00327374) - $107,446.33 - $7,267.96]
               x (0.000149) = $131.42



NET INVESTMENT FACTOR



The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:



     (1)  is the net result of:



               - the net asset value per share of the portfolio held in the subaccount at the end of the current valuation period, plus



               - the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus



               - a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the subaccount (no federal income taxes are applicable under present law),



     (2) is the net asset value per share of the portfolio held in the subaccount at the end of the last prior valuation period.



     For illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.09% net annual effective rate of return:



     Monthly Net Investment Factor (Hypothetical) = (1.0909) /\ (1/12) = 1.0072766004

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE INTERIM POLICY VALUE CALCULATION DURING POLICY YEAR 5:



Policy   Policy   Policy Value      Net      Value After     COI       M&E         Monthly       Value After
 Year     Month       (BOM)       Premium      Premium     Charges   Charges   Contract Charge    Deduction    Interest
------   ------   ------------   ---------   -----------   -------   -------   ---------------   -----------   --------
   5        1       88,381.64    19,110.00    107,491.64    131.42    40.31          5.00         107,314.91    780.89
   5        2      108,095.80         0.00    108,095.80    131.35    40.54          5.00         107,918.91    785.28
   5        3      108,704.19         0.00    108,704.19    131.29    40.76          5.00         108,527.14    789.71
   5        4      109,316.85         0.00    109,316.85    131.23    40.99          5.00         109,139.63    794.17
   5        5      109,933.80         0.00    109,933.80    131.15    41.23          5.00         109,756.42    798.65
   5        6      110,555.07         0.00    110,555.07    131.07    41.46          5.00         110,377.54    803.17
   5        7      111,180.71         0.00    111,180.71    131.01    41.69          5.00         111,003.01    807.72
   5        8      111,810.73         0.00    111,810.73    130.93    41.93          5.00         111,632.87    812.31
   5        9      112,445.18         0.00    112,445.18    130.87    42.17          5.00         112,267.14    816.92
   5       10      113,084.06         0.00    113,084.06    130.79    42.41          5.00         112,905.86    821.57
   5       11      113,727.43         0.00    113,727.43    130.72    42.65          5.00         113,549.06    826.25
   5       12      114,375.31         0.00    114,375.31    130.65    42.89          5.00         114,196.77    830.96
   6        1      115,027.73



SURRENDER VALUE (ALTERNATE CASH SURRENDER VALUE)



Surrender Value = Policy Value + Deferred Premium Load Account Value



The following is a detailed representation of the interim Deferred Premium Load Account Value calculation during Policy Year 5, using the formula described in the COI Charge section above:



Policy   Policy   DPL Account        DPL             DPL        DPL Account
 Year     Month      (BOM)      Amortization   Capitalization      (EOM)
------   ------   -----------   ------------   --------------   -----------
   5        1       5,532.34       115.07         1,850.69        7,267.96
   5        2       7,267.96       154.81               --        7,113.15
   5        3       7,113.15       154.36               --        6,958.79
   5        4       6,958.79       154.48               --        6,804.31
   5        5       6,804.31       154.46               --        6,649.85
   5        6       6,649.85       154.94               --        6,494.91
   5        7       6,494.91       154.58               --        6,340.33
   5        8       6,340.33       154.70               --        6,185.63
   5        9       6,185.63       154.64               --        6,030.99
   5       10       6,030.99       154.40               --        5,876.59
   5       11       5,876.59       154.55               --        5,722.04
   5       12       5,722.04       154.50               --        5,567.54



Total Alternative Cash Surrender Value at the end of Policy Year 5 = $115,027.73 + $5,567.54 = $ 120,595.27

DEATH BENEFITS



For death benefit Option 1, the death benefit equals the greater of:



     -    The face amount on the date of death, or



     - A percentage of the Alternative Cash Surrender Value equal to the minimum necessary for this policy to qualify as life insurance under
          Section 7702 of the IRC, as amended.



For a Male contractowner of attained age 49, the percentage of the Alternative Cash Surrender Value to qualify as life insurance under Section 7702 of the IRC, as amended, is 255%.



Death Benefit, end of year 5 = the greater of



     -    Face Amount = $1,000,000, or



     -    255% x Alternative Cash Surrender Value = 2.55 x $ 120,595.27 =
          $307,517.94



Death Benefit, end of year 5 = $1,000,000



HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS



Monthly Deduction



     -    Monthly COI rates vary by attained age



     - M&E Charges declines to a monthly 0.0002083 times Policy Value in year 26 and after



Deferred Premium Load Account Value



     - The DPL account value amortizes to zero after the 8th policy anniversary, or upon lapse of the policy



Death Benefit



     - Death Benefits may exceed the Face Amount in order to qualify as life insurance under Section 7702 of the IRC, as amended.